Exhibit 23.1

                             CONSENT

     We hereby consent to the reference to us in Item 5 of this Current Report on Form 8-K. We hereby further consent to the use of our opinion dated November 30, 2000 as an exhibit to this Current Report on Form 8-K, and further consent to the use of our letter dated November 30, 2000 as an exhibit to this Current Report on Form 8-K, and further consent to the use of our letter dated December 14, 2000 as an exhibit to this Current Report on Form 8-K.




/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
St, Louis, Missouri
December 14, 2000